                                                                      EXHIBIT 11

                      TOKHEIM CORPORATION AND SUBSIDIARIES

                        EXHIBIT (11)--EARNINGS PER SHARE

             FOR THE YEARS ENDED NOVEMBER 30, 1996, 1995, AND 1994.

  Primary earnings per share are based on the weighted average number of shares outstanding during each year and the assumed exercise of dilutive employees' stock option, less the number of treasury shares assumed to be purchased from the proceeds using the average market price of the Company's common stock.

  The following table presents information necessary to calculate earnings per share for the fiscal years ended November 30, 1996, 1995, and 1994.

                                                            PRIMARY
                                                    --------------------------
                                                     1996     1995      1994
                                                    -------  -------  --------
Shares outstanding (in thousands):
  Weighted average outstanding.....................   7,939    7,893     7,801
  Share equivalents................................      42       18       --
                                                    -------  -------  --------
  Adjusted outstanding.............................   7,981    7,911     7,801
                                                    =======  =======  ========
Net earnings (loss):
  Before cumulative effect of change in method of
   accounting...................................... $(2,009) $ 3,231  $  1,675
  Cumulative effect of change in method of
   accounting......................................     --       --    (13,416)
                                                    -------  -------  --------
  Net earnings (loss)..............................  (2,009)   3,231   (11,741)
  Less preferred stock dividend....................  (1,543)  (1,580)   (1,617)
                                                    -------  -------  --------
  Earnings (loss) applicable to common stock....... $(3,552) $ 1,651  $(13,358)
                                                    =======  =======  ========
Net loss per common share:
  Before cumulative effect of change in method of
   accounting...................................... $ (0.45) $  0.21  $   0.01
  Cumulative effect of change in method of
   accounting......................................     --       --      (1.72)
                                                    -------  -------  --------
  Net earnings (loss) per common share............. $ (0.45) $  0.21  $  (1.71)
                                                    =======  =======  ========

  For 1996 and 1994 fully diluted earnings per share is considered to be the same as primary earnings per share, since the effect of certain potentially dilutive securities would be antidilutive

                                                         FULLY DILUTED
                                                    --------------------------
                                                     1996     1995      1994
                                                    -------  -------  --------
Shares outstanding (in thousands):
  Weighted average outstanding.....................   7,939    7,893     7,801
  Share equivalents................................      44       18        60
  Weighted conversion of preferred stock...........   1,863    1,909     1,362
                                                    -------  -------  --------
  Adjusted outstanding.............................   9,846    9,820     9,223
                                                    =======  =======  ========
Net earnings (loss):
  Before cumulative effect of change in method of
   accounting...................................... $(2,009) $ 3,231  $  1,675
  Cumulative effect of change in method of
   accounting......................................     --       --    (13,416)
                                                    -------  -------  --------
  Net earnings (loss)..............................  (2,009)   3,231   (11,741)
  Incremental compensation expense.................  (1,543)  (1,580)   (1,617)
                                                    -------  -------  --------
  Earnings (loss) applicable to common stock....... $(3,552) $ 1,651  $(13,358)
                                                    =======  =======  ========
Net loss per common share:
  Before cumulative effect of change in method of
   accounting...................................... $ (0.36) $  0.17  $   0.01
  Cumulative effect of change in method of
   accounting......................................     --       --      (1.45)
                                                    -------  -------  --------
  Net earnings (loss) per common share............. $ (0.36) $  0.17  $  (1.44)
                                                    =======  =======  ========